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EX-23


PAGE 59
                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 (Nos. 33-20603, 33-40096, 33-40039, 33-69662, 33-88592, 333-23091, 333-39493, 333-89473, 333-54018, 333-54026,
333-71548) and Registration Statements on Form S-3 (Nos. 33-88588, 333-39589) of our report dated May 13, 2002 relating to the consolidated financial statements of Drexler Technology Corporation which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated May 13, 2002 relating to the financial statement schedules for Fiscal 2002, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
San Jose, California
June 19, 2002

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 13, 2002 into the Company's previously filed Registration Statements on Forms S-8 (File Nos. 33-20603, 33-40096, 33-40039, 33-69662, 33-88592, 333-23091,
333-39493,333-89473, 333-54018, 333-54026, and 333-71548) and Registration
Statements on Form S-3 (File Nos. 33-88588 and 333-39589).


                                          /s/ Arthur Andersen LLP

San Jose, California
June 17, 2002